UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2007

STERLING GROUP VENTURES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51775	72-1535634
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

900 -789 West Pender Street,
Vancouver, B.C., Canada	V6C 1H2
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 893-8891

n/a
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 8 – Other Events.

ITEM 8.01. OTHER EVENTS

With respect to Dangxiongcuo salt lake project (DXC Lithium Resource Development Project) in Tibet, P. R. China (the "Project") that Sterling Group Ventures Inc. ("Sterling") undertakes through its wholly own subsidiary - Micro Express Holdings Inc. ("Micro"), the followings have occurred:

1. A cooperative agreement with Beijing Mianping Salt Lake Research Institute ("Mianping") was signed on September 16, 2005 (refer to Form 8-K dated September 21, 2005) for the purpose of the development of the Project and the establishment of a joint venture company (the "JV"). While application for the establishment of the JV company in Tibet was under review by the regulators in China, Micro and Mianping jointly or independently conducted the following works:

a. Changsha Design and Research Institute for Chemical Mines was retained to conduct a pre-feasibility study report for the Project.

b. Tibet Geothermal Brigade was retained to measure the 20 km2 salt field (1:2,000 and 1:5,000).

c. Zhengzhou Comprehensive Utilization Institute of China Academy of Geology was retained to conduct the purification test for the Project's rough concentrate.

d. Tibet Geothermal Brigade was retained to conduct geothermal exploration work at the Project site.

e. A technical team formed by the parties has been working on the Project site conducting research, testing, weather monitoring and related procedures.

f. NI.43-101 technical report (pursuant to Toronto Stock Exchange requirements and standards) was completed in 2006.

g. Mianping completed the reserve report for the Project (DXC surface brine lithium resources report) which was approved in September 2006 by the audit of Ministry of Land and Resources of P. R. China.

2. Approval for the establishment of JV in Tibet is still pending. While as a general practice, it is the Chinese party in a joint venture application that is primarily responsible for the submission and liaison with respect to the application, Sterling has been advised that, as required by regulations governing foreign investment in China, review was done at government agencies of various levels in Tibet, including the Tibet Development and Reform Commission, Bureau of Land and Resources, Bureau of Commerce, Administration of Industry and Commerce, Bureau of Geology and Exploration of the Naqu Prefecture Government and the Nima County Government.

While most of the government departments and agencies referred to above indicated their endorsement of the Project and the JV application, a letter dated September 22, 2006 from the Tibet Development and Reform Commission stated that it was its suggestion that the Chinese party should take the majority interest in the Project, without specifying what the legal basis was or how or when this was to be achieved. Requests for the further clarification have been made.

Micro has since retained government relation consultants(the "Consultant") to assist in and facilitate matters related to the approval for the establishment of JV. Micro has also been in discussions with Mianping for a solution (refer to Form 8-K dated June 28, 2007).

On July 3, 2007, Micro received a letter dated the same date from Mianping in which Mianping stated among other things that the cooperative agreement between Micro and Mianping should be deemed terminated as a result of lack of progress in the approval for the establishment of the joint venture company. Micro's position is that Mianping's claim has no legal grounds as the lack of progress is not caused by Micro. Micro has been in talks with Mianping to address the issues raised by Mianping.

Sterling expects to receive a conclusive report from the Consultant by mid-August.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERLING GROUP VENTURES, INC.

/s/Richard Shao
Richard Shao
President

July 9, 2007